Exhibit 1.1

Autohome Inc.

7,820,000 American Depositary Shares

Representing

7,820,000 Class A Ordinary Shares

(par value US$0.01 per share)

Underwriting Agreement

            , 2013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

U.S.A.

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

As Representatives of the several Underwriters named in Schedule I attached hereto (the “Representatives”).

Ladies and Gentlemen:

Autohome Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I attached hereto (the “Underwriters”) an aggregate of 7,820,000 American Depositary Shares representing 7,820,000 Class A ordinary shares, par value US$0.01 per share (the “Class A Ordinary Shares”), of the Company, and, at the election of the Underwriters, up to 1,173,000 additional American Depositary Shares representing 1,173,000 Class A Ordinary Shares. The aggregate of 7,820,000 American Depositary Shares representing 7,820,000 Class A Ordinary Shares to be sold by the Company are herein called the “Firm ADSs”. The aggregate of up to 1,173,000 additional American Depositary Shares representing up to 1,173,000 additional Class A Ordinary Shares to be sold by the Company at the election of the Underwriters are herein called the “Optional ADSs”. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs”. The Class A Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Class A Ordinary Shares represented by the Optional ADSs are herein called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Shares”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of the date hereof, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one Class A Ordinary Share deposited pursuant to the Deposit Agreement.

As part of the offering contemplated by this Agreement, Deutsche Bank Securities Inc. (the “Designated Underwriter”) has agreed to reserve out of the Firm ADSs purchased by them under this Agreement, up to 391,000 ADSs, for sale to the Company’s directors, officers, employees, business associates and related persons as designated by the Company (collectively, the “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm ADSs to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the same price at which the other Firm ADSs are to be offered to the public initially. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form F-1 (File No. 333-192085) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became or will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and the ADSs is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof;

(c) For the purposes of this Agreement, the “Applicable Time” is [insert time immediately following pricing]             (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses listed and the pricing information set forth in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II attached hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication (as defined below) listed on Schedule III, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act; and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e) A registration statement on Form F-6 (File No. 333-192583) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the best knowledge of the Company after due inquiry, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) A registration statement on Form 8-A (File No. [—]) in respect of the registration of the Shares and the ADSs under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) Any individual Written Testing-the-Waters Communications does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Act and, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not and as of each Time of Delivery (as defined in Section 4(a) hereof), as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) On the date of this Agreement, at their applicable effective times or issue dates and as of each Time of Delivery (as defined in Section 4(a) hereof), the Registration Statement, the Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(i) (A) Neither the Company nor any of its direct and indirect subsidiaries and consolidated affiliated entities, including (i) Cheerbright International Holdings Limited (“Cheerbright BVI”), Beijing Cheerbright Technologies Co. Ltd. (“Beijing Cheerbright”), Autohome (Hong Kong) Limited (“Autohome HK”), Prbrownies Marketing Limited (“Prbrownies Marketing”) and Autohome Shanghai Advertising Co. Ltd. (“Autohome Shanghai”), Beijing Autohome Software Co., Ltd. (“Autohome Software”), Beijing Autohome Technologies Co., Ltd. (“Autohome Technologies”), Beijing Autohome Advertising Co., Ltd. (“Autohome Advertising”), Guangzhou Autohome Advertising Co., Ltd. (“Autohome Guangzhou”, and together with Cheerbright BVI, Beijing Cheerbright, Autohome HK and Prbrownies Marketing, Autohome Shanghai, Autohome Software, Autohome Technologies and Autohome Advertising, the “Subsidiaries”), and (ii) Beijing Autohome Information Technology Co., Ltd. (“Autohome Information”), Beijing Shengtuo Autohome Advertising Co., Ltd. (“Shengtuo Autohome”), Beijing Shengtuo Hongyuan Information Technology Co., Ltd. (“Shengtuo Hongyuan”), Beijing Shengtuo Chengshi Advertising Co. Ltd. (“Shengtuo Chengshi”), Shanghai You Che You Jia Advertising Co., Ltd. (“Shanghai Advertising”) and Guangzhou You Che You Jia Advertising Co., Ltd. (“Guangzhou Advertising”, and together with Autohome Information, Shengtuo Autohome, Shengtuo Hongyuan and Shanghai Advertising, the “Variable Interest Entities,” and together with the Subsidiaries, the “Group Entities”) has sustained since the date of the latest unaudited interim financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; (B), since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change in the share capital or any incurrence of material short-term debt or long-term debt of the Company or any of its Group Entities; and (C) otherwise than as set forth or contemplated in the Pricing Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, condition (financial or otherwise), shareholders’ equity, results of operations or prospects of the Company and its Group Entities taken as a whole (each such change or development in this clause (C), a “Material Adverse Effect”);

(j) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; Cheerbright BVI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the British Virgin Islands (the “BVI”), with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each of Autohome HK and Prbrownies Marketing has been duly incorporated and is validly existing as a corporation in good standing under the laws of Hong Kong, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each of the other Group Entities has been duly incorporated and is validly existing as a limited liability company under the laws of the PRC, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified to conduct its business as stipulated in its business license and articles of association under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and as of the date of this Agreement, except for the Group Entities, the Company does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other person;

(k) From the time of initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person or entity authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”);

(l) Except as disclosed in the Pricing Prospectus, (A) each of the Company and its Group Entities has good and valid title to all real property and good and marketable title to all personal property owned by it, including, all Intellectual Property (as defined in Section 1(nn) hereof), free and clear of all liens, charges, encumbrances, and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Group Entities; and (B) any real property and buildings leased by the Company and its Group Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Group Entities;

(m) Except as disclosed in the Pricing Prospectus, the Company and its Group Entities maintain insurance covering their respective properties, operations, personnel and/or business as the Company and its Group Entities reasonably deem adequate; such insurance insures against such losses and risks to an extent which is available in the PRC and deemed reasonably adequate in accordance with customary industry practice to protect the Company and its Group Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Delivery (as defined in Section 4(a) hereof) and each additional Time of Delivery, if any; neither the Company nor any of its Group Entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its Group Entities, pending, outstanding, or to the best knowledge of the Company after due inquiry, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid;

(n) The description of the corporate structure of the Company and the various contracts among Beijing Cheerbright and each of the Variable Interest Entities and their respective shareholders, as the case may be, as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Corporate History and Structure,” and filed as Exhibits 4.5 to 4.62 to the Registration Statement, (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect; there is no other agreement, contract or other document relating to the corporate structure of the Company and the Group Entities which has not been previously disclosed or made available to the Underwriters and, to the extent material to the Company, disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus; each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract; and none of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non renewal has been threatened or is being contemplated by any of the parties thereto;

(o) Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and, except as disclosed in the Pricing Prospectus, constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; except for the registration of share pledges between (i) Beijing Cheerbright and Autohome Information and its shareholders and (ii) Beijing Cheerbright and the shareholders of Shanghai Advertising and Guangzhou Advertising, which registration has been duly completed, or any registration in connection with the future transfer of the equity interests in the Variable Interest Entities as contemplated under the applicable Corporate Structure Contracts, no consent, approval, authorization, or order of, or filing or registration with, any person, (including any court or governmental agency or body of any stock exchange authorities having jurisdiction over the Company, any Group Entity or any of their respective properties ( “Governmental Agency”)), is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto; and there is no legal or governmental proceeding, inquiry or investigation pending against the Company, any Group Entity or shareholders of the Company or any Group Entity by any PRC Governmental Agency challenging the validity of any of the Corporate Structure Contracts and, to the best knowledge of the Company and the Group Entities after due inquiry, no such proceeding, inquiry or investigation is threatened or contemplated by any PRC Governmental Agency with respect to such corporate structure of the Company.

(p) The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Entities under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Group Entities pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Group Entities is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of the Group Entities is subject, except any lien, charge or encumbrance that is created pursuant to the Corporate Structure Contracts, nor will such action result in (A) any violation of the provisions of constitutional or organizational documents of the Company or any of the Group Entities, (B) except as disclosed in the Pricing Prospectus, any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Group Entities or any of their assets, properties or operations, or (C) except as disclosed in the Pricing Prospectus, any breach or default of necessary permits, licenses, approvals, consents and other authorizations issued by any Governmental Agency.

(q) Neither the Company nor any of its Group Entities has sent or received any communication regarding early termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Group Entities or, to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement;

(r) Except as disclosed in the Pricing Prospectus or where the lack of Governmental Authorizations (as defined below) would not result in a Material Adverse Effect, the each of the Company and its Group Entities has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, registrations, clearances, qualifications, certificates and permits of and from, and has made all declarations and filings with, all Governmental Agencies (collectively, “Governmental Authorizations”) to own, lease, license and use its properties, assets and conduct its business in the manner described in the Pricing Prospectus, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Pricing Prospectus; and neither the Company nor any of its Group Entities has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its Group Entities are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits except where the non-compliance would not result in a Material Adverse Effect;

(s) Neither the Company nor any of its Group Entities is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, the BVI, Hong Kong and any other jurisdiction where it is incorporated or operates, (B) in breach of or in default under any Governmental Authorization in the PRC, the Cayman Islands, the BVI, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutional or organizational documents or (D) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (A), (B) and (D) above, where such breach, violation or default would not result in a Material Adverse Effect;

(t) (A) The Company has an authorized and paid-in capitalization as set forth in the Pricing Prospectus, and all of the issued share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued Class A Ordinary Shares and Class B ordinary shares of the Company, par value US$0.01 per share (the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”) conform in all material respects to the description of the Ordinary Shares contained in the Pricing Prospectus and the Prospectus; and all of the issued share capital or registered capital of each Group Entity, as the case may be, have been duly and validly authorized and issued, and are fully paid and non-assessable; (B) the Company owns all of the issued share capital of Cheerbright BVI, free and clear of all liens, encumbrances, equities or claims; Cheerbright BVI owns all of the issued share capital of Autohome HK and all of the equity interest in Beijing Cheerbright, in each case free and clear of all liens, encumbrances, equities or claims; Autohome HK owns all the issued share capital of Prbrownies Marketing and Prbrownies Marketing owns all of the equity interest in Autohome Shanghai, in each case free and clear of all liens, encumbrances, equities or claims; three individuals, Xiang Li, Zheng Fan and Zhi Qin, each owns 68%, 24% and 8%, respectively, of the equity interest in each of Autohome Information, Shanghai Advertising and Guangzhou Advertising, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Pricing Prospectus; Autohome Information owns all of the equity interest in each of Shengtuo Autohome, Shengtuo Hongyuan and Shengtuo Chengshi, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Pricing Prospectus; (C) the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Pricing Prospectus) the initial purchasers thereof; and (D) there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the BVI, the PRC or the United States except as described in the Pricing Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sales”; and there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from each of the Group Entities, or any obligation of each of the Group Entities to issue, equity shares or other class of share capital except as disclosed in the Pricing Prospectus;

(u) Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Prospectus and the Prospectus, (A) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Shares, ADSs or any other share capital of or other equity interests in the Company or any of the Group Entities and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and the ADSs;

(v) The Shares represented by the ADSs to be sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Prospectus;

(w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(x) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(y) The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming having been duly authorized, executed and delivered by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(z) All dividends and other distributions declared and payable on the share capital of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Governmental Authorization in the Cayman Islands;

(aa) All dividends and other distributions declared and payable on the shares of share capital of Cheerbright BVI may under the current laws and regulations of the BVI be paid to the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the BVI and are otherwise free and clear of any other tax, withholding or deduction in the BVI and without the necessity of obtaining any Governmental Authorization in the BVI, and all dividends and other distributions declared and payable on the shares of share capital of Autohome HK and Prbrownies Marketing may under the current laws and regulations of Hong Kong be paid to the Company and Autohome HK, respectively, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong;

(bb) Except as otherwise disclosed in the Pricing Prospectus, dividends and other distributions declared and payable on the equity interest of Beijing Cheerbright may under the current laws and regulations of the PRC be converted into foreign currency (including U.S. Dollars) and may be freely transferred out of the PRC, and such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC;

(cc) The issue and sale of the Shares and ADSs to be sold by the Company hereunder and the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Group Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Group Entities is a party or by which the Company or any of its Group Entities is bound or to which any of the property or assets of the Company or any of its Group Entities is subject, (B) result in any violation of the provisions of the constitutional or organizational documents of the Company or any of its Group Entities, or (C) except as disclosed in the Pricing Prospectus, result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its Group Entities or any of their properties or assets;

(dd) No consent, approval, authorization, order, registration, clearance or qualification of or with any Governmental Agency is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Shares and the ADSs and listing of the ADSs on the New York Stock Exchange (the “NYSE”), (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, the Cayman Islands, the BVI, Hong Kong and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the respective accounts of the several Underwriters;

(ee) The ADSs have been approved for listing on the NYSE, subject to notice of issuance;

(ff) The Company has not offered or sold, or caused the Underwriters to offer or sell, any ADSs to any person under the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, any of its affiliates, or the business of the Company or its affiliates;

(gg) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, the BVI, Hong Kong or the PRC, or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company of the Shares and the ADSs to or for the respective accounts of the several Underwriters or (C) the sale and delivery by the Underwriters of the Shares and the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement;

(hh) Neither the Company nor any of its Group Entities has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs;

(ii) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Shares and the ADSs, respectively, and under the captions “Taxation” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(jj) There are no legal, arbitration or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any of its Group Entities or the Company’s directors and officers is a party or of which any property of the Company or any of its Group Entities is the subject (A) that, if determined adversely to the Company or any of its Group Entities or the Company’s directors and executive officers, would result in, individually or in the aggregate, a Material Adverse Effect; or (B) that are required to be described in the Registration Statement, Pricing Prospectus and Prospectus and are not so described; and to the Company’s best knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(kk) The Company is not and, after giving effect to the offering and sale of the Shares and ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ll) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(mm) The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8-A Registration Statement and the ADS Registration Statement and the filing of the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8-A Registration Statement and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the Form 8-A Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(nn) (A) Except as disclosed in the Pricing Prospectus, each of the Company and its Group Entities owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Prospectus (collectively, the “Intellectual Property”); (B) all material Intellectual Property owned or licensed by the Company and the Group Entities is valid, enforceable and not subject to any ongoing or, to the Company’s best knowledge after due inquiry, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any of its Group Entities has received any notice of violation or conflict with (and neither the Company nor any of its Group Entities knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; (D) there are no pending or, to the best knowledge of the Company after due inquiry, reasons to expect threatened actions, suits, proceedings or claims by others that allege the Company or any of its Group Entities is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right; (E) the discoveries, inventions, products or processes of the Company and its Group Entities do not violate or conflict with any intellectual property or proprietary right of any third person, or any discovery, invention, product or process that is the subject of a patent application filed by any third person; (F) the Company and its Group Entities are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property; (G) there are no contracts, arrangements or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement; and (H) the use of Public Software in the Company’s or its Group Entities’ software products, if any, does not materially adversely impact the Company’s or any of its Group Entities’ ownership or use of, or the validity or enforceability or confidentiality of any material Intellectual Property owned by the Company or any of its Group Entities. “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (a) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g., PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), (f) the Sun Industry Standards License (SISL), (g) the BSD License, and (h) the Apache License;

(oo) The Company has not been and does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the taxable year ending December 31, 2013;

(pp) The Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than securities issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(qq) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(rr) Ernst & Young Hua Ming LLP, who have certified certain financial statements of the Company and its Group Entities, are independent public accountants of the Company as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the United States Public Company Accounting Oversight Board;

(ss) Except as disclosed in the Pricing Prospectus, (A) no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its Group Entities on one side, and any director or executive officer of the Company or any of its Group Entities or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest) on the other side; and (B) there are no material relationships or transactions between the Company or any of its Group Entities on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Pricing Prospectus;

(tt) Except as disclosed in the Pricing Prospectus, the Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“US GAAP”); such disclosure controls and procedures are effective to perform functions for which they were established; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and, except as described in the Pricing Prospectus, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its Group Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(uu) Except as described in the Pricing Prospectus, neither the Company nor any of its Group Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its Group Entities, or to any other person;

(vv) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its Group Entities exists or, to the best knowledge of the Company after due inquiry, is threatened;

(ww) Since the date of the latest unaudited interim financial statements included in the Pricing Prospectus, neither the Company nor any of its Group Entities has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its Group Entities and that are not otherwise described in the Pricing Prospectus;

(xx) Except as disclosed in the Pricing Prospectus, none of the Company or any of its Group Entities is engaged in any material transactions with its directors, officers, shareholders, or any other affiliate, including any person who formerly held a position as director, officer and/or shareholder;

(yy) The description of the spin-off of Sequel Media Inc., Norstar Advertising Media Holdings Limited (“Norstar”) and China Topside Limited (“China Topside”) from the Company (the “Spin-off”) set forth in the Pricing Prospectus and the Prospectus are true and correct in all material respects;

(zz) Each of the documents or agreements executed by the Company in connection with the Spin-off (collectively, the “Spin-off Documents”), including without limitation, the Transition Service Agreement (the “Transition Service Agreement”) and Non-competition Agreement between the Company and Sequel Media Inc., has been duly authorized, executed and delivered by or on behalf of the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(aaa) The Spin-off and the execution, delivery and performance of the Spin-off Documents do not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Group Entity or by which the Company or any Group Entity is bound or to which any of the property or assets of the Company or any Group Entity is subject, (B) result in any violation of the provisions of the articles of association, business license or other constitutional or organizational documents of the Company or any Group Entity or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any Group Entity, except where such violation would not result in a Material Adverse Effect;

(bbb) All consents, approvals authorizations, orders, registrations and qualifications required in connection with the Spin-off and the execution, delivery and performance of the Spin-off Documents have been made or unconditionally obtained in writing; and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed;

(ccc) Except as disclosed in the Pricing Prospectus, the business operation, personnel, management and information technology and other systems of the Company and Sequel Media Inc. have been completely separated and independent from each other as of the date hereof.

(ddd) The liquidation of Shijiazhuang Xin Feng Advertising Co., Ltd. has not resulted and will not result in any Material Adverse Effect;

(eee) No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

(fff) The audited consolidated financial statements (and the notes and schedules thereto) of the Company included in the Pricing Prospectus and the Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and other unaudited financial information contained in the Pricing Prospectus and the Prospectus (including without limitation unaudited interim financial statements and unaudited and quarterly financial information of the Company and its Group Entities and its predecessors included in the Pricing Prospectus and the Prospectus) present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein;

(ggg) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee as representative of the holders of the ADRs in a suit, action or proceeding against the Company;

(hhh) All amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder to an Underwriter whose net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents;

(iii) Each of the Company and its Group Entities has paid in full all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties required to be paid through the date hereof, except as being contested in good faith and by appropriate proceedings, and all returns, reports or filings which ought to have been made by or in respect of the Company and its Group Entities for taxation purposes as required by the law of the jurisdictions where the Company and its Group Entities are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant revenue or other appropriate authorities; the provisions included in the audited and unaudited consolidated financial statements as set out in the Pricing Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its Group Entities has received notice of any tax deficiency with respect to the Company or any of its Group Entities;

(jjj) The Company has provided or made available to the Representatives true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its Group Entities to any director or executive officer of the Company or any of its Group Entities; and since June 30, 2013, none of the Company or any of its Group Entities has, directly or indirectly, including through any of its Group Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (B) made any modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of its Group Entities, or any family member or affiliate of any director or executive officer, which loan was outstanding on June 30, 2013;

(kkk) Any statistical, industry-related and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(lll) The application of the net proceeds from the offering of ADSs, as described in the Pricing Prospectus and the Prospectus, will not (A) contravene any provision of any current and applicable laws or the current constitutional or organizational documents of the Company or any of its Group Entities or (B) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Group Entities or any Governmental Authorization applicable to any of the Company or any of its Group Entities, except in the case of clause (B) for any such contravention or default that would not result in a Material Adverse Effect;

(mmm) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares and ADSs;

(nnn) Except as disclosed in the Pricing Prospectus, under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 20 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; and except as disclosed in the Pricing Prospectus, under the laws of the PRC, the choice of law provisions set forth in Section 20 hereof will be recognized by the courts of the PRC and any judgment obtained in any New York Court (as defined in Section 20 hereof) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments;

(ooo) None of the Company, any of its Group Entities, or any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Group Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and the Group Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(ppp) The operations of the Company and its Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, if applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Group Entities with respect to the Money Laundering Laws is pending or, to the Company’s best knowledge after due inquiry, threatened;

(qqq) The transactions set forth in the Prospectus under the caption “Corporate History and Structure,” including without limitation, the Company’s acquisition of Cheerbright BVI, Norstar and China Topside (the “Acquisition”), the Spin-off (together with the Acquisition, the “Restructuring”) and the share purchase from West Crest Limited (the “Share Purchase”), does not (A) contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its Group Entities or any of their properties (including, without limitation, the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry and Commerce, the National Development and Reform Commission, the State-owned Assets Supervision and Administration Commission, the State Administration of Foreign Exchange, the State Administration of Taxation and their respective local counterparts in the PRC), except any contravention that would not result in a Material Adverse Effect, (B) contravene the articles of association, business license or other constitutional or organizational documents of the Company or any of its Group Entities, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Group Entities is a party or by which the Company or any of its Group Entities is bound or to which any of the property or assets of the Company or any of its Group Entities is subject;

(rrr) All material Governmental Authorizations required in connection with any part of the Restructuring and the Share Purchase have been made or unconditionally obtained in writing, and no such Governmental Authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed;

(sss) Except as otherwise disclosed in the Pricing Prospectus, each of the Company and its Group Entities that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to make good faith effort to ensure compliance by each of its shareholders and/or beneficial owners who are PRC residents or citizens, or who are directly or indirectly owned or controlled by, PRC residents or citizens with any applicable rules and regulations of the relevant PRC Governmental Agencies (including but not limited to the Ministry of Commerce, the China Securities Regulatory Commission (the “CSRC”), the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles (“SPVs”) controlled directly or indirectly by PRC companies, residents or citizens, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requiring each shareholder and/or beneficial owner of each of the Company and its Group Entities that is a PRC resident or citizen, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration or other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(ttt) The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Initial Registration Statement and each such director has confirmed that he or she understands such legal advice;

(uuu) Except as disclosed in the Pricing Prospectus, the issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NYSE or the consummation of the transaction contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each Time of Delivery (as defined in Section 4(a) hereof), adversely affected by the M&A Rules or any official clarification guidance, interpretations or implementation rules in connection with or related to the M&A Rules;

(vvv) The Company, the Group Entities incorporated under the laws of the PRC, and the beneficial owners of the Company, are in compliance with the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Round-trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, promulgated by the State Administration of Foreign Exchange of the PRC on October 21, 2005, and the Implementing Rules Relating to the Administration of Foreign Exchange in Fund-Raising and Round-trip Investment Activities of the Domestic Residents Conducted via Offshore Special Purpose Companies on May 20, 2011, which took effect on July 1, 2011, in all material respects;

(www) (A) None of the Company or its Group Entities, their affiliates, employees, agents , directors and officers and, to the Company’s best knowledge after due inquiry, none of the Company’s agents: (i) does or plans to conduct or otherwise get involved with any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any executive order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC” and such executive order an “Executive Order”)) or (ii) supports or facilitates or plans to support or facilitate or otherwise get involved with any such business or project; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; and (C) the proceeds from the offering of the Shares and ADSs contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country targeted by any of such economic sanctions, or to make any payments to, or finance any activities with, any person so targeted or any person in a country so targeted;

(xxx) The Company and its Group Entities and their respective properties, assets and operations are in compliance with, and the Company and each of its Group Entities hold all permits, authorizations and approvals required under, Environmental Laws (as defined below); there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Group Entity under, or to interfere with or prevent compliance by the Company or any Group Entity with, Environmental Laws; neither the Company nor any of its Group Entities (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the best knowledge of the Company after due inquiry, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(yyy) Except as disclosed in the Pricing Prospectus, neither the Company nor any of its Group Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses;

(zzz) There are no affiliations or associations between (A) any member of the Financial Industry Regulatory Authority, Inc. ( “FINRA”) and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially confidentially submitted to the Commission; and

(aaaa) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

      In addition, any certificate signed by any officer of the Company or any of its Group Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of US$[—], the number of Firm ADSs as set forth opposite the name of such Underwriter in Schedule I attached hereto and (b) in the event and to the extent that the Underwriters shall exercise the option to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted jointly by both Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,173,000 Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs. Any such election to purchase Optional ADSs may be exercised only by joint written notice from both Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined jointly by both Representatives but in no event earlier than the First Time of Delivery or, unless both Representatives, the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the joint authorization by both Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ notice to the Company prior to a Time of Delivery (the “Notification Time”), shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to both Representatives at least forty-eight hours in advance of such Time of Delivery. The Company will cause the ADRs representing the ADSs to be made available for checking at least twenty-four hours prior to each Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, [9:30 a.m.], New York City time, on             , 2013 or such other time and date as both Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representatives in the joint written notice given by both Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as both Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8(s) hereof, will be delivered at the offices of Wilson Sonsini Goodrich & Rosati P.C., Unit 1001, 10/F Henley Building, 5 Queen’s Road Central, Hong Kong (the “Closing Location”), and the ADSs will be delivered as specified in Section 4(a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at [4:00 p.m.], Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved jointly by both Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives, promptly after reasonable notice thereof; to advise both Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish both Representatives copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise both Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in respect of the Shares and ADSs, of the suspension of the qualification of the Shares and ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or for additional information, including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication; in the event of such request for amendment or supplement, to provide both Representatives and the Representatives’ counsel copies of any proposed amendment or supplement for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which shall be disapproved by the Representatives; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time upon the joint written request of the Representatives, to furnish the Underwriters with written (three of which will be signed and include exhibits and the remainder of which will be delivered without exhibits) and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and the ADSs and if at such time any event or development shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify both Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written (three of which will be signed and include exhibits and the remainder of which will be delivered without exhibits) and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To furnish to the Representatives one copy for each Representative and one copy for the United States counsel to the Underwriters of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(e) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares and the ADSs within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(a)(vii) hereof;

(f) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company and its Group Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) (A) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”) not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder and under this Agreement: (a) any ADSs or Ordinary Shares or securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (b) any ordinary shares of Company’s Group Entities or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities, without the prior joint written consent from both Representatives; provided, however, the foregoing restriction shall not apply to (1) the ADSs and the Shares to be sold hereunder; (2) grants of share options under the employee stock option plans of the Company existing on the date of this Agreement and which are described in the Pricing Prospectus, or the issuance of Ordinary Shares or other equity securities of the Company pursuant to the exercise of options granted under such employee stock option plans; or (3) issuances, or contracts to issue, Ordinary Shares or other securities convertible or exercisable into Ordinary Shares not exceeding, in the aggregate, 1% of the Company’s then issued share capital in connection with a bona fide acquisition or acquisitions by the Company provided the holders of such Ordinary Shares or other securities shall agree to be bound in writing by the restrictions set forth in the lock-up agreement attached as Annex III hereto (the “Lockup Agreement”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces, or if both Representatives jointly determine, that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless both Representatives jointly waive, in writing, such extension; and the Company will provide both Representatives and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(q) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period; (B) if both Representatives, in their sole discretion, jointly agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(q) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex IV hereto through a major news service at least two business days before the effective date of such release or waiver;

(h) During the Lock-Up Period (including any automatic extension thereof as contemplated in Sections 5(a)(vi) above), the Company (A) will not waive, terminate or amend and will enforce, the Depositary Letter (as defined in Section 8(w)) and (B) will cause each Company option holder that has not entered into a Lock-Up Agreement in the form attached as Annex III hereto as contemplated by Section 8(q) to be subject to and comply with the restrictions set forth in the Lock-Up Agreements;

(i) To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated Group Entities prepared in conformity with US GAAP and certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its Group Entities for such quarter in reasonable detail, for so long as the Company remains a public company listed on the New York Stock Exchange; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information publicly available on its website or the Commission’s EDGAR Internet data base;

(j) During a period of three years from the effective date of the Registration Statement and for so long as the Company remains a public company listed on the New York Stock Exchange during such period, to furnish to both Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to both Representatives (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Group Entities are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information publicly available on its website or the Commission’s EDGAR Internet data base;

(k) To use the net proceeds received by it from the sale of the Shares and ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or its Group Entities;

(l) Prior to each Time of Delivery to deposit the Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(m) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and the ADSs;

(n) To use best efforts not to take any action that would result in the Company becoming a PFIC in the future;

(o) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(p) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(q) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(r) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement;

(s) To comply with Rule 433(d) under the Act and with Rule 433(g) under the Act;

(t) Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its Group Entities, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its Group Entities, or the offering of the ADSs, without the prior joint consent of both Representatives;

(u) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or ADSs, in each case other than the Preliminary Prospectus, the Pricing Prospectus and the Prospectus;

(v) Use its best efforts to procure its shareholders who are PRC residents to comply with any applicable registrations or approvals required by PRC State Administration of Foreign Exchange in connection with the offer and sale of the Shares and the ADSs;

(w) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(x) Not to use any of the proceeds from the offering of the Shares and the ADSs contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; and to maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence; and

(y) As promptly as possible, in accordance with the requirements under applicable US securities law, to establish and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures shall be designed to ensure that material information relating to the Company, including its Group Entities, is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures shall be effective to perform the functions for which they are established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company shall be advised of: (A) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls shall be identified to the Company’s independent auditors; such internal control over financial reporting shall be designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; there shall be no significant changes in internal controls or in other factors that could significantly adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company will take all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its Group Entities and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

6. (a) The Company represents and agrees that, without the prior joint consent of both Representatives, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and both Representatives, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and both Representatives is listed on Schedule II attached hereto;

(b) The Company represents and agrees that, (a) it has not and will not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) it has not authorized and will not authorize anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(d) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Test-the-Waters Communication any event or development occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Test-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to both Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Test-the-Waters Communication, or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the Waters Communication made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

7. The Company covenants and agrees with each of the several Underwriters that the Company will pay or cause to be paid (a) all the fees, disbursements and expenses of the Company’s counsels and accountants in connection with the registration of the Shares and ADSs and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments or supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and to dealers, (b) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Deposit Agreement, any dealer agreements, any powers of attorney, any closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and ADSs, (c) all expenses in connection with the qualification of the Shares and the ADSs for offering and sale under state or foreign securities laws as provided in Section 5 hereof, including the fees and disbursements of counsel and other professional advisors for the Underwriters in connection with such qualification and in connection with any Blue Sky surveys, (d) all fees and expenses in connection with the application for including the ADSs for quotation on NYSE and any registration thereof under the Exchange Act, (e) all fees and expenses in connection with any required review by FINRA of the terms of the sale of the Shares and the ADSs (including, without limitation, FINRA filing fees), (f) the fees and disbursements of any transfer agent or registrar for the ADSs, (g) all roadshow expenses and other out-of-pocket expenses incurred by the Underwriters, (h) the costs and expenses of qualifying the ADSs for inclusion in the book-entry settlement system of the DTC, (i) all expenses and taxes arising as a result of the deposit by the Company of the Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company, of the sale and delivery of the ADSs and the Shares by the Company to or for the account of the Underwriters and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case any Cayman Islands income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS or a Share pursuant to this Agreement, (j) the fees and expenses of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of ADSs), (k) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof), (l) the cost of preparing the ADRs; and (m) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.

8. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the best knowledge of the Company after due inquiry, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the best knowledge of the Company after due inquiry, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to both Representatives’ reasonable satisfaction;

(b) Wilson Sonsini Goodrich & Rosati P.C., United States counsel to the Underwriters, shall have furnished to both Representatives such written opinion, dated such Time of Delivery, in form and substance satisfactory to both Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Fangda Partners, PRC counsel to the Underwriters, shall have furnished to both Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to both Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel to the Company, shall have furnished to both Representatives such written opinion, dated such Time of Delivery, in form and substance satisfactory to both Representatives, substantially to the effect set forth in Annex VI hereto;

(e) TransAsia Lawyers, PRC counsel to the Company, shall have furnished to both Representatives such written opinion, dated such Time of Delivery, in form and substance satisfactory to both Representatives, substantially to the effect set forth in Annex VII hereto;

(f) [—], Hong Kong counsel to the Company, shall have furnished to both Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to both Representatives, substantially to the effect set forth in Annex VIII hereto;

(g) Conyers Dill & Pearman, Cayman Islands and BVI counsel to the Company, shall have furnished to both Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to both Representatives, substantially to the effect set forth in Annex IX hereto;

(h) White & Case LLP, counsel for the Depositary, shall have furnished to both Representatives such written opinion, dated such Time of Delivery, in form and substance satisfactory to both Representatives, substantially to the effect set forth in Annex X hereto;

(i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young Hua Ming LLP shall have furnished to both Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to both Representatives, to the effect set forth in Annex I attached hereto;

(j) No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall have been filed to which both Representatives shall have objected in writing;

(k) (A) Neither the Company nor any of its Group Entities shall have sustained since the date of the latest unaudited interim financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (B) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or short-term or long-term debt of the Company or any of its Group Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Group Entities, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (A) or (B), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs representing the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) Certificates in negotiable form representing all of the Shares underlying the ADSs to be sold by the Company hereunder will be placed in custody with Deutsche Bank AG, Hong Kong Branch, as custodian for the Depositary;

(m) On or after the Applicable Time there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market, the NYSE, The Stock Exchange of Hong Kong Limited or the London Stock Exchange; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities in New York, London, Hong Kong, the PRC, the Cayman Islands or the BVI declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC the Cayman Islands or the BVI; (D) the outbreak or escalation of hostilities [or act of terrorism] involving the United States, the United Kingdom, Hong Kong, the PRC, the Cayman Islands or the BVI or the declaration by the United States, the United Kingdom, Hong Kong, the PRC, the Cayman Islands or the BVI of a national emergency or war; or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Hong Kong, the PRC, the Cayman Islands or the BVI or elsewhere, if the effect of any such event specified in clauses (D) or (E), in the sole judgment of both Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(n) FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(o) The ADSs to be sold by the Company at such Time of Delivery shall have been approved for listing on the NYSE;

(p) The Depositary shall have furnished or caused to be furnished to both Representatives at such Time of Delivery certificates satisfactory to both Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(q) Each party set forth in Annex II attached hereto shall have entered into the Lock-Up Agreement in the form attached as Annex III hereto;

(r) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement;

(s) The Company shall have furnished or caused to be furnished to both Representatives at such Time of Delivery certificates of officers of the Company satisfactory to both Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to both Representatives with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Shares and ADSs and the incumbency and specimen signatures of signing officers, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (j) and (k) of this Section 8, and as to such other matters as the Representatives may reasonably request;

(t) There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or, to the best knowledge of the Company after due inquiry, threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the NYSE or the transactions contemplated by this Agreement or the Deposit Agreement;

(u) There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the sole judgment of both Representatives would make it inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel, dated as of such Time of Delivery); and

(v) The Company shall have entered into a letter agreement with the Depositary, substantially in the form and substance set forth in Annex V hereto (the “Depositary Letter”), instructing the Depositary, during the Lock-Up Period, not to accept any deposit by the persons specified therein of any Ordinary Shares in the Company’s ADR facility or issue any new ADRs evidencing the ADSs to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company.

9. (a) The Company shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Directed Share Program, and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

The Company further agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of: (A) the third paragraph under the caption “Underwriting” concerning the terms of the offering by the Underwriters, (B) the fifteenth and sixteenth paragraphs under the caption “Underwriting” concerning stabilization, short positions and penalty bids by the Underwriters, and (C) the eighteenth paragraph relating to the addresses of the Underwriters.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 9(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares and ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for them or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such ADSs, or the Company notifies the Representatives that it has so arranged for the purchase of such ADSs, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase, and of the Company to sell, the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities and contribution provisions in Section 9 hereof, and the agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall then be under no liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company as provided herein, the Company will, upon the occurrence of any failure to complete the sale and delivery of the Shares or the ADSs, promptly (and, in any event, not later than 30 days), reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing jointly by both Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares or the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares or the ADSs not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives as the Representatives at, in the case of Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, facsimile number : +1 (212) 797 9344, Attention: Equity Capital Markets Syndicate, and in the case of [Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, facsimile number: (852) 2978-0440, Attention: General Counsel, Legal Department]; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: [—]. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court. The Company has appointed Law Debenture Corporate Services Inc., located at 4th Floor, 400 Madison Avenue, New York, New York 10017, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of six years from the date hereof. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. The Company acknowledges and agrees that (i) the purchase and sale of the Shares and ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) The Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Each of the Company and the Underwriters irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

AUTOHOME INC.

By:
Name:	Zhi Qin
Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:

Name:

Title:

By:

Name:

Title:

GOLDMAN SACHS (ASIA) L.L.C.

By:

Name:

Title:

For themselves and the several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) L.L.C.
Deutsche Bank Securities Inc.
Oppenheimer & Co. Inc.
Piper Jaffray & Co.

Total	7,820,000	1,173,000

SCH-I

SCHEDULE II

(a) Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Issuer Free Writing Prospectus dated                     , 2013 and filed with the Commission on                     , 2013

(b) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: electronic roadshow available at [www.retailroadshow.com and www.netroadshow.com]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package: the price to the public of the ADSs: US$            per ADS.

SCH-II

SCHEDULE III

[List each “Written Testing-the-Waters Communication”]

SCH-III

ANNEX I

FORM OF COMFORT LETTER

Annex I - 1

ANNEX II

PARTIES TO EXECUTE LOCK-UP AGREEMENT

Annex II - 1

ANNEX III

FORM OF LOCK-UP AGREEMENT

Autohome Inc.

Lock-Up Agreement

                    , 2013

[Names and addresses of the JBRs]

Re: Autohome Inc.

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Autohome Inc., a company incorporated in the Cayman Islands (the “Company”), providing for a public offering of American Depositary Shares (“ADSs”) representing Class A ordinary shares of the Company, par value US$0.01 per share (the “Class A Ordinary Shares”), pursuant to a Registration Statement on Form F-1 (File No. 333-192085) filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the final prospectus covering the public offering of the ADSs (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests): (A) any ADSs or Class A Ordinary Shares or Class B ordinary shares of the Company of par value US$0.01 per share (the “Class B Ordinary Shares”, and together with the Class A Ordinary Shares, the “Ordinary Shares”) or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of the Company’s subsidiaries or controlled affiliates or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC, without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, or if both Representatives jointly determine, that the Company will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless both Representatives jointly waive, in writing, such extension. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of such securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the offering.

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Restrictions set forth in the foregoing paragraph shall not apply to:

(a) transactions relating to Ordinary Shares, ADSs or other securities of the Company acquired in open market transactions after the First Time of Delivery, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, ADSs or other securities of the Company acquired in such open market transactions;

(b) transfers of Ordinary Shares, ADSs or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as a bona fide gift;

(c) transfers or distributions of Ordinary Shares, ADSs or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs to limited partners, shareholders, subsidiaries or other affiliates of the undersigned; or

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Ordinary Shares or ADSs, provided that such plan does not provide for the transfer of Ordinary Shares or ADSs during the Lockup Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company;

provided however, that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act, reporting a reduction or increase in beneficial ownership of Ordinary Shares or ADSs, shall be required or shall be voluntarily made during the Lockup Period.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) to the extent required by FINRA rules and applicable laws, the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

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This Lock-Up Agreement shall lapse and become null and void if (i) the Underwriting Agreement terminates or is terminated prior to the payment for and delivery of the ADSs, or (ii) either the Representatives, on the one hand, or the Company, on the other hand, have advised the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the offering. (Signature page to follow)

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Very truly yours,

[Exact Name of Shareholder]

Authorized Signature

Title

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ANNEX IV

FORM OF PRESS RELEASE

Autohome Inc.

[Date]

Autohome Inc. (the “Company”) announced today that [            ], the lead book-running managers in the Company’s recent public sale of [            ] American depositary shares, is [waiving] [releasing] a lock-up restriction with respect to [            ] Ordinary Shares and [            ] American depositary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,         20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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ANNEX V

FORM OF DEPOSITARY LETTER

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ANNEX VI

FORM OF OPINION BY SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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ANNEX VII

FORM OF OPINION BY TRANSASIA LAWYERS

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ANNEX VIII

FORM OF OPINION BY HONG KONG COUNSEL FOR THE COMPANY

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ANNEX IX

FORM OF OPINION BY CONYERAS DILL & PEARMAN

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ANNEX X

FORM OF OPINION BY WHITE & CASE LLP

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